# Needham Virtual Healthcare Conference

April 20, 2023

# Forward-looking statements

During the course of this fireside chat, there will be forward-looking statements regarding future events, performance, plans, expectations and other projections, including those relating to:

- the therapeutic potential of and potential regulatory approval of imetelstat;
- anticipated clinical and commercial events and related timelines;
- the sufficiency of Geron's financial resources; and
- other statements that are not historical fact.

Actual events or results could differ materially; refer to the discussion under the heading "Risk Factors" in Geron's annual report on Form 10-K for the year ended December 31, 2022, which identifies important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Geron undertakes no duty or obligation to update our forward-looking statements.

# Key Takeaways

## Imetelstat's compelling commercial value proposition

- Poised to become a highly differentiated standard of care in multiple lower risk MDS market segments
  - Unprecedented Phase 3 data in underserved ESA relapsed/refractory patients
  - Successful pre-NDA meeting; US and EU regulatory submissions on track
- Transforming the standard of care in relapsed/refractory MF by demonstrating an overall survival benefit
- >$400 million balance sheet supports a launch uncompromised by financial constraints

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